UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2012

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research
Irvine, CA 92618-2404
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On October 3, 2012, DecisionPoint Systems, Inc. (“Company”), Sigma Opportunity Fund II, LLC, Sigma Capital Advisors and Donald W. Rowley entered into Amendment No. 1 to the Consent and Waiver Agreement dated as of June 4, 2012 (“Consent and Waiver Amendment”).

Pursuant to the Consent and Waiver Amendment, the parties agreed to amend the Certificate of Designations of the Powers, Preferences, and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of Series C Cumulative Convertible Preferred Stock of the Company which was filed with the Secretary of State of Delaware on July 1, 2011 (“Certificate of Designations”) to increase the Dividend Rate (as defined therein) to 20% on the Stated Value (as defined therein) for each dividend period beginning June 4, 2012.  The parties also agreed to amend the Certificate of Designations to modify the definition of Breach Event.

Pursuant to the Consent and Waiver Amendment, the parties agreed that if the Company does not redeem on a pro rata basis for cash at least $2,206,000, in Stated Value (as defined in the Certificate of Designations) of the Series C Preferred Stock on or before October 31, 2012, then the parties will negotiate in good faith until November 15, 2012, relating to changes to the Certificate of Designations and other related matters that the parties may wish to agree upon in order to protect the interests of the Series C Preferred Stock and the Company will file the amended Certificate of Designations within two weeks thereafter.  If the Company and a majority in interest of the Series C Preferred Stock are unable to agree upon revised terms by November 15, 2012, the Company will file an amendment to the Certificate of Designations no later than November 15, 2012, to provide that the Conversion Value (as defined in the Certificate of Designations) will be equal to the lower of (i) the Conversion Value then in effect, (ii) $1.20 per share or (iii) the closing price of the Company’s common stock on October 31, 2012 (in each case subject to the continuing antidilution provisions contained in the Certificate of Designations).

Pursuant to the Consent and Waiver Amendment, the Company also agreed to issue an aggregate of 175,364 shares of its common stock to the holders of the Series C Preferred Stock on November 15, 2012.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

On October 10, 2012, the Company filed Amendment No. 1 to the Certificate of Designations in accordance with the terms of the Consent and Waiver Amendment.

The foregoing description of the Consent and Waiver Amendment is qualified in its entirety by reference to the full text of the Consent and Waiver Amendment, a copy of each of which is attached hereto as Exhibit 10.1 and which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Designations

10.1	Consent and Waiver Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: October 10, 2012	By:	/s/ Roy Ceccato
Name: Roy Ceccato
Title: Vice President - Finance

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